EX-99.906CERT

CERTIFICATION

Gabriel B. Wisdom, President, and Michael Moore, Treasurer of the Fallen Angels Family of Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended July 31, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

Fallen Angels Family of Funds

Fallen Angels Family of Funds

/s/ Gabriel B. Wisdom

/s/ Michael Moore

Gabriel B. Wisdom

Michael Moore

Date: September 27, 2007

Date: September 27, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Fallen Angels Family of Funds and will be retained by Fallen Angels Family of Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission